SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT


     This Second Amendment to Loan and Security Agreement ("Amendment") is dated as of December 5, 1997, and entered into by and between JAY JACOBS, INC., a Washington corporation ("Borrower"), J.J. DISTRIBUTION COMPANY, a Washington corporation ("Distribution"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender").

                                R E C I T A L S:

     WHEREAS Borrower, Distribution and Lender are parties to a Loan and Security Agreement dated as of August 29, 1997, as amended by that certain First Amendment to Loan and Security Agreement dated as of October 23, 1997 (collectively, the "Loan Agreement"; capitalized terms used herein without definition shall have the meaning set forth in the Loan Agreement), pursuant to which Lender has extended to Borrower a revolving credit loan (including a subfacility for letters of credit);

     WHEREAS, in connection with the proposed investment in Borrower by one or more affiliates of Cahill, Warnock & Company, LLC and possibly other accredited or institutional investors ("Purchasers") pursuant to the form of Preferred Stock Purchase Agreement attached hereto as Exhibit A (the "Purchase Agreement"), Borrower has requested that Lender amend the Loan Agreement in accordance with the terms hereof; and

     WHEREAS Lender wishes to grant Borrower's request on the terms and conditions set forth herein,

     NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follow

ARTICLE I.     AMENDMENTS

     1.1  Defined Terms

     On and after the Effective Date (as hereinafter defined), Schedule A to the Loan Agreement shall be amended to include the following additional and revised definitions:

     "Additional Equity" shall mean an aggregate cash equity contribution (net of customary investment banking fees of Purchasers, reimbursable expenses of Purchasers, and out of pocket fees and expenses of Borrower) received by Borrower on or after the Closing Date of not less than $6,000,000.

     "Additional Equity Account" shall have the meaning assigned to it in Schedule D.

     "Fixed Charge Coverage Ratio" shall mean, for the last day of any Fiscal Month for

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     the twelve (12) Fiscal Month period ending on such day, the ratio of the following for Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP: (a) EBITDA plus Lease Expenses less Capital Expenditures that are not financed through the incurrence of any Indebtedness (excluding the Revolving Credit Loan) plus Capital Expenditures that are made with the proceeds of the Additional Equity, in each case for such period; to (b) the sum of (i) interest expense (net of interest income) paid or deemed paid in respect of any indebtedness during such period plus (ii) regularly scheduled payments of principal paid or deemed paid on Funded Debt (excluding the Revolving Credit Loan) during such period plus (iii) taxes to the extent accrued or otherwise payable with respect to such period plus (iv) Lease Expenses during such period plus (v) cash dividends paid with respect to the Preferred Stock during such period.

     "Plan of Reorganization" shall mean Borrower's Second Amended Chapter 11 Plan of Reorganization dated November 16, 1995 and filed with the United States Bankruptcy Court for the Western District of Washington at Seattle in Chapter 11 Case No. 94-03993, as in effect on the Closing Date, and as further amended in accordance with the terms of the Order Re-Opening Case, Modifying Treatment of Class 3 (General Unsecured) Claims Under Plan, and Re-Closing Case entered on December 1, 1997.

     "Preferred Stock" shall mean Borrower's Series A Preferred Stock and Series B Preferred Stock, in each case issued pursuant to the terms of the Statement of Rights and Preferences.

     "Purchase Agreement" shall mean the Preferred Stock Purchase Agreement between Borrower, as seller, and one or more affiliates of Cahill, Warnock & Company, LLC and such other accredited or institutional investors, as purchasers, dated as of December 3, 1997.

     "Purchasers" shall mean the "Purchasers" under and as defined in the Purchase Agreement.

     "Statement of Rights and Preferences" shall mean the Statement of Rights and Preferences of Series A Preferred Stock and Series B Preferred Stock of Jay Jacobs, Inc., as in effect on December 3, 1997 and as amended from time to time with the consent of the Lender."

     1.2  Use of Proceeds

     On and after the Effective Date, Section 1.3 of the Loan Agreement shall be amended to read as follows:

          "Borrower shall use the proceeds of the Revolving Credit Loan to repay all of its outstanding indebtedness to LaSalle National Bank and for general working capital

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     and corporate uses not otherwise prohibited by the terms of this Agreement, but excluding in any event the making of any Restricted Payment not otherwise permitted under Section 5(l); provided, that in no event shall Borrower use the proceeds of the Revolving Credit Loan for the payment of Capital Expenditures at any time that there are funds in the Additional Equity Account."

     1.3  Reports and Notices

     On and after the Effective Date, Section 4.1(b) of the Loan Agreement shall be amended by adding the following at the end of such clause:

          "together with a report of the sources and uses of funds in the Additional Equity Account during such Fiscal Month".

     1.4  5(l) Restricted Payments

     On and after the Effective Date, Section 5(l) of the Loan Agreement shall be amended to read as follows:

          "Make or permit any Restricted Payment; provided, that so long as no Default or Event of Default has occurred and is continuing or would occur as a result of such payment, then Borrower may pay dividends on account of its Preferred Stock, cash or otherwise, in accordance with the terms of the Statement of Rights and Preferences."

     1.5  5(n) Modification of PCC Debt

     On and after the Effective Date, Section 5(n) of the Loan Agreement shall be amended by addition of the following proviso at the end thereof:

     "; and provided further, that Borrower may satisfy all or any amount of the PCC Debt in excess of 95% thereof in aggregate principal amount, by payment of not more than (i) $1,500,000 in cash and (ii) issuance of $1,000,000 in value of Borrower's common Stock in substitution therefor, in accordance with the Purchase Agreement".

     1.6  Statement of Rights and Preferences

     On and after the Effective Date, a new Section 5(p) shall be added to the Loan Agreement as follows:

     "(p) amend the Statement of Rights and Preferences without the prior written consent of Lender."

     1.7  Schedule D (Cash Management)

     On and after the Effective Date, Schedule D to the Loan Agreement shall be amended

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by: (i) the addition of "(other than the Additional Equity)" in the third line of paragraph 2 thereof between the words "and all other receipts" and "into blocked accounts"; and (ii) the addition of the following paragraph number 10 to Schedule D to the Loan Agreement:

     "10. Borrower shall deposit all of the net proceeds of the Additional Equity to a deposit account (the "Additional Equity Account") with a bank or other financial institution acceptable to Lender that shall enter into a tri-party blocked account agreement (the "Additional Equity Account Agreement") with Lender and Borrower, in form and substance acceptable to Lender. The Additional Equity Account Agreement shall provide, among other things, that the bank or other financial institution shall have no rights of setoff or recoupment or any other claim against the Additional Equity Account, other than for payment of its service fees and other charges directly related to the administration of such account. The Additional Equity Account shall be under the sole dominion and control of Lender; provided, that prior to the occurrence of an Event of Default, Borrower may use funds in the Additional Equity Account for any purpose permitted by the Loan Agreement."

     1.8  Schedule E (Fees)

     On and after the Effective Date, paragraph 2 of Schedule E to the Loan Agreement shall be amended to read as follows:

     "2. Closing Fee. Borrower shall pay to Lender an origination fee in the amount of $175,000, which fee shall be fully earned on the Closing Date; $100,000 of such fee shall be payable on the Closing Date and $75,000 of such fee shall be payable on December 31, 1997; provided, that payment by Borrower of the $75,000 installment will be waived by Lender if Borrower has received the Additional Equity on or before December 31, 1997 and no Default or Event of Default has then occurred and is continuing."

     1.9  Schedule G (Financial Covenants)

     On and after the Effective Date, paragraph (a) of Schedule G to the Loan Agreement shall be amended by deleting the amounts of "Maximum Capital Expenditures per Period" set forth therein for the Fiscal Years ended 1/30/99 and 1/29/00 and replacing such amounts with "$2,000,000" and "$4,000,000" for such Fiscal Years, respectively.

     1.10 Open Items Letter

     We refer to the letter agreement between Borrower and Lender dated August 29, 1997, wherein Lender waived immediately delivery of certain documents and other information (collectively, the "Open Items") as a condition to the effectiveness of the Loan Agreement and the other Loan Documents. On and after the Effective Date the time for performance of the Open Items shall be extended as follows:

     "With respect to the Bank Direction Letters required under Item 3.7(c) of the Schedule of Documents, Borrower shall have delivered to Lender (a) not less than 50% of such letters by January 31, 1998, and (b) not less than 70% of such letters by February 28, 1998. In addition, Borrower shall have delivered by February 28, 1998, direction letters in form and substance satisfactory to Lender with respect to Borrower's charge card agreements with each of American Express, First Data and the Discover Card. The failure to deliver such documents by the respective dates set forth above shall constitute an Event of Default."

ARTICLE II.    CONSENTS

     2.1  Change of Control

     Lender hereby gives its consent, pursuant to Sections 7.1(l) and 9.3 of the Loan Agreement, to any Change of Control of Borrower resulting directly or indirectly from (i) the sale of the Preferred Stock to the Purchasers, (ii) the conversion of Preferred Stock to common Stock, and (iii) the aggregate effect of all other transactions contemplated by Borrower and Purchasers relating to the Purchase Agreement, including without limitation the issuance of $1,000,000 in value of Borrower common Stock in satisfaction of PCC Debt and the issuance of new stock options to the management of Borrower pursuant to the Purchase Agreement.

     2.2  Additional Equity Account

     Lender hereby gives its consent, pursuant to Sections 3.19 and 9.3 of the Loan Agreement, to creation of the Additional Equity Account and to the addition of the Additional Equity Account to Schedule 3.19.

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF BORROWER

     In order to induce Lender to enter into this Amendment Borrower and Distribution represent and warrant to Lender that the following statements are true and correct:

     3.1  Corporate Power and Authority

     Each of Borrower and Distribution has all corporate power and authority to enter into this Amendment and carry out the transactions contemplated hereby, and perform its obligations under the Loan Agreement, as amended hereby.

     3.2  Incorporation of Representations and Warranties from Loan Agreement

     The representations and warranties contained in Article V of the Loan Agreement are and will be true, correct, and complete in all material respects on and as of the date of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which they were true and correct in all material respects on and as of such earlier date.

     3.3  Absence of Default

     No event has occurred and is continuing that constitutes or will constitute a Default or an Event of Default.

ARTICLE IV.    CONDITIONS TO EFFECTIVENESS

     Article I and Article II of this Amendment shall become effective as of the closing of the investment by Purchasers in Borrower pursuant to the Purchase Agreement (the "Effective Date"), provided that (a) all representations and warranties contained herein are true and correct as of the Effective Date, and
(b) Lender shall have received on or before the Effective Date (or such other date indicated below) each of the following, dated the date hereof (or such other date satisfactory to Lender), and in form and substance satisfactory to Lender.

     4.1  Amendment

     A duly executed original (or, if elected by Lender, an executed facsimile copy) of this Amendment, duly executed by Borrower, Distribution and Lender.

     4.2  Purchase Agreement

     A fully executed copy of the Purchase Agreement.

     4.3  Articles of Incorporation

     Within two business days of the closing of the investment, Borrower's amended Articles of Incorporation incorporating the terms of the Statement of Rights and Preferences and certified by the Washington Secretary of State.

     4.4  Pledged Account Agreement

     A Pledged Account Agreement in form and substance satisfactory to Lender with respect to the Additional Equity Account.

     4.5  Additional Equity

     (a) Within ten business days of the closing of the investment, Lender shall have received evidence satisfactory to it that the Company has distributed to the holders of the PCC Debt the $1,500,000 cash payment to be made in accordance with Section 3.2 of the Purchase Agreement.

     (b) Lender shall have received from the Company from the proceeds of the Additional Equity an amount sufficient to repay the Additional Advance and Borrower's other repayment obligations arising under Section 1.2(a) of the Loan Agreement as of the Effective

Date.

     4.6  Further Assurances

     All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Amendment and all documents relating thereto shall be reasonably satisfactory in form and substance to Lender and Lender shall have received all counterpart originals or certified copies of such documents as it may reasonably request.

ARTICLE V.     MISCELLANEOUS

     5.1  Reservation of Rights

     Borrower and Distribution acknowledge and agree that the execution and delivery by Lender of this Amendment shall not be deemed to create a course of dealing or otherwise obligate Lender to give similar amendments in the future.

     5.2  Security

     The Loan Agreement, as amended hereby, the Pledge Agreement, the Intellectual Property Security Agreement, and all other Loan Documents creating, evidencing and/or perfecting Lender's security interest in the Collateral shall remain in full force and effect and shall secure the Obligations, as amended herein. At any time and from time to time, upon the reasonable request of Lender and at the sole expense of Borrower, Borrower and Distribution will promptly execute and deliver such further instruments and documents, take such further actions as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Amendment and rights and powers herein granted to Lenders under the Loan Agreement or any of the other Loan Documents.

     5.3  Supersession

     This Amendment, together with the Loan Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 9.1 of the Loan Agreement.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     5.4  Fees and Expenses

     Borrower acknowledges that all reasonable costs, fees, and expenses as described in Section 9.2 of and Schedule E to the Loan Agreement incurred by Lender and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

     5.5  Invalidity

     If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Loan Agreement, respectively.

     5.6  Governing Law

     This Amendment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with the internal laws of the State of Washington, without regard to conflicts of laws principles.

     5.7  Headings

     Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     5.8  Successors

     This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third-party beneficiaries are intended in connection with this Amendment.

     5.9  Counterparts

     This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     5.10      Effect of Amendment

     Borrower, Distribution and Lender hereby acknowledge and agree to the following:

     (a) upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby, and each reference in the other Loan Documents to the Loan Agreement, "thereunder," "thereof," or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby;

     (b) the execution, delivery and effectiveness of this Amendment shall not, except to the extent specifically set forth herein, operate as a waiver of any right, power or remedy by Lender under the Loan Agreement or any other Loan Document, or constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents;

     (c) except to the extent specifically amended by the terms of this Amendment, all of the provisions of the Loan Agreement shall remain in full force and effect to the extent in effect on the date hereof; and

     (d) in the event of any inconsistency between the provisions of this Amendment and any other provision of the Loan Agreement, the terms and provisions of this Amendment shall govern and control.

ARTICLE VI.    LENDER'S ACKNOWLEDGMENT

     Lender hereby acknowledges that, based solely upon (a) the most recent Borrowing Base Certificate received by Lender dated December 2, 1997, and (b) the representation and warranty of Borrower and Distribution regarding the absence of Defaults set forth in Section 3.3 above, as of the Effective Date, to the actual knowledge of Lender (without any duty to investigate), no Default or Event of Default has occurred and is continuing under the Loan Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered by its respective officers therein to be duly authorized as of the date first above written.

                                   BORROWER:

                                   JAY JACOBS, INC.

                                   By
                                     ------------------------------------------
                                        William L. Lawrence, Jr.
                                        Executive Vice President and
                                        Chief Financial Officer

                                   DISTRIBUTION:

                            J.J. DISTRIBUTION COMPANY

                                   By
                                     ------------------------------------------
                                        William L. Lawrence, Jr.
                                        President

                                   LENDER:

                                   GENERAL ELECTRIC CAPITAL CORPORATION


                                   By
                                     ------------------------------------------
                                 Steven Sanicola
                                        Duly Authorized Signatory